Exhibit 10.34
CHAD THERAPEUTICS, INC.
SUBORDINATED SECURED PROMISSORY NOTE
AND WARRANT PURCHASE AGREEMENT
     THIS NOTE AND WARRANT PURCHASE AGREEMENT (this “Agreement”) is made as of January 2, 2008 by and among CHAD Therapeutics, Inc., a California corporation (the “Company”), and the investors listed on Exhibit A hereto, each of which is herein referred to as an “Investor.”
     THE PARTIES HEREBY AGREE AS FOLLOWS:
SECTION 1
ISSUANCE OF NOTES AND WARRANTS
     1.1 Issuance of Notes. Subject to the terms and conditions of this Agreement, at each Closing (as defined below), the Company shall issue and sell to each Investor participating in such Closing a subordinated secured promissory note (each such note, a “Note” and collectively, the “Notes”) in the principal amount (the “Principal Amount”) equal to the amount set forth beneath the caption “Principal Amount” with respect to such Closing set forth opposite such Investor’s name on Exhibit A attached hereto, against payment by such Investor to the Company of the Principal Amount. The Notes shall each be in the form of Exhibit B attached hereto. Capitalized but otherwise undefined terms used herein shall have the meanings provided therefor in the Notes.
     1.2 Issuance of Warrants. Subject to the terms and conditions of this Agreement, at the Initial Closing, the Company shall issue to each Investor that has purchased a Note thereunder, with respect to each such Note, a warrant (the “Warrant”), in the form of Exhibit C attached hereto, representing the right to purchase up to that number of shares of common stock of the Company (“Common Stock”) (as adjusted for stock splits, recapitalizations or other similar events) calculated as follows:

number of shares of Common Stock	=	(Principal Amount of the Note issued at the Initial Closing) x (0.30)
issuable upon exercise of the Warrant		Stock Purchase Price
     The Warrant shall, unless sooner terminated as provided therein, have a term of five (5) years from the date of issuance and shall be exercisable at an exercise price (subject to adjustment as set forth in the Warrant) equal to the Stock Purchase Price.
     1.3 Stock Purchase Price. For purposes of this Agreement, (i) “Stock Purchase Price” shall mean the average of the closing price per share of the Common Stock on the American

Stock Exchange for each of the five (5) business days ending immediately prior to the date of the Initial Closing.
SECTION 2
CLOSINGS
     2.1 Initial Closing. The initial closing of the purchase and sale of the Notes hereunder (the “Initial Closing”) shall be held at the offices of Morrison & Foerster LLP located at 555 West Fifth Street, Suite 3500, Los Angeles, California 90013 on the date of this Agreement or at such other place and date as is mutually agreeable to the Company and Investors that are identified on Exhibit A as purchasing Notes.
     2.2 Subsequent Closings. From and after Initial Closing until the July 31, 2010, the Company may issue and sell additional Notes to the Investors up to an aggregate principal amount of Seven Hundred Thousand Dollars ($700,000.00). Each Investor hereby agrees to accept and purchase fifty percent (50%) of each additional Note. For the avoidance of doubt, notwithstanding any provision in this Agreement, the aggregate Principal Amount issuable under this Agreement shall be One Million Dollars ($1,000,000), such amount includes the Principal Amount from the Initial Closing. The decision to issue and sell additional Notes subsequent to the Initial Closing shall be made by the Chief Financial Officer of the Company, with the approval of the Audit Committee of the Board of Directors of the Company. All additional Principal Amounts invested hereunder shall be reflected on Exhibit A, which shall be automatically amended without any further action by any party hereto. The closing of the purchase and sale of such additional Notes hereunder shall be held at Morrison & Foerster LLP located at 555 West Fifth Street, Suite 3500, Los Angeles, California 90013 on such date or at such other place as is mutually agreeable to the Company and Investors that are identified on Exhibit A (which each such date and place, together with the Initial Closing, are designated as a “Closing”).
     2.3 Conditions to All Closings. The several obligations of the Investors to purchase the Notes on the date of any Closing, including the Initial Closing, shall be subject to the prior or concurrent satisfaction of each of the conditions precedent set forth in this Section 2.4:
          (a) No Contest, etc. No claim, litigation, arbitration, governmental investigation, injunction, order, proceeding or inquiry shall be pending or threatened which: (i) seeks to enjoin or would be reasonably be expected to materially delay, impose material limitations on, or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated by or in connection with the Transaction Documents; or (ii) would otherwise be adverse to any of the parties hereto with respect to the transactions contemplated hereby.
          (b) No Material Adverse Effect. No event has occurred or condition exists with respect to the Company or any other Person that has resulted in, or could reasonably be expected to result in, a Material Adverse Effect.

     2.4 Delivery. At each Closing (i) each Investor participating in such Closing shall deliver to the Company a check or wire transfer of immediately available funds in the amount of such Investor’s Principal Amount with respect to such Closing, and (ii) the Company shall execute and deliver to each such Investor a Note reflecting the name of the Investor, a principal amount equal to such Investor’s Principal Amount and the date of such Closing, and with respect to the Initial Closing, each Investors’ Warrant as contemplated by Section 1.2. Each such Note and Warrant shall be a binding obligation of the Company upon execution thereof by the Company and delivery thereof to an Investor.
SECTION 3
REPRESENTATIONS AND WARRANTIES OF INVESTORS
     Each Investor hereby represents, warrants and covenants to the Company as follows:
     3.1 Purchase for Own Account. Such Investor represents that it is acquiring the Notes, Warrant and the Common Stock issuable upon exercise of the Warrants (collectively, the “Securities”) solely for investment for such Investor’s own account not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that such Investor has no present intention of selling, granting any participation in, or otherwise distributing the same. The acquisition by such Investor of any of the Securities shall constitute confirmation of the representation by such Investor that such Investor does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Securities.
     3.2 Investment Experience. Such Investor is an officer and director of the Company. Such Investor acknowledges that any investment in the Securities involves a high degree of risk, and represents that it is able, without materially impairing its financial condition, to hold the Securities for an indefinite period of time and to suffer a complete loss of its investment.
     3.3 Accredited Investor. Such Investor represents that it is an “accredited investor” within the meaning of Securities and Exchange Commission (“SEC”) Rule 501 of Regulation D, as presently in effect and, for the purpose of Section 25102(f) of the California Corporations Code, he or she is excluded from the count of “purchasers” pursuant to Rule 260.102.13 thereunder].
     3.4 Restrictions on Transfer. Such Investor understands that the Securities are characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act of 1933, as amended (the “Act”), only in certain limited circumstances. In this connection, such Investor represents that it is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Act. SUCH INVESTOR UNDERSTANDS AND ACKNOWLEDGES HEREIN THAT AN INVESTMENT IN THE COMPANY’S SECURITIES INVOLVES AN EXTREMELY HIGH DEGREE OF RISK AND MAY RESULT IN A COMPLETE LOSS OF HIS, HER OR ITS INVESTMENT. Such Investor understands that the Securities have not been and will not be registered under the Act and have not been and will not be registered or qualified in any state in which they are offered, and thus the Investor will not be able to resell or otherwise transfer his, her or its Securities unless they are registered under the Act and registered or qualified under applicable state securities laws, or an exemption from such registration or qualification is available. Such Investor has no immediate need for liquidity in connection with this investment and does not anticipate that it will need to sell his, her or its Securities in the foreseeable future.
     3.5 Further Limitations on Disposition. Without in any way limiting the representations set forth above, such Investor further agrees not to make any disposition of all or any portion of the Securities unless and until the transferee has agreed in writing for the benefit of the Company to be bound by this Section 3 and any other agreement which the purchasers of Warrants are required to execute and deliver in connection with the this Agreement, and:
          (a) there is then in effect a registration statement under the Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or
          (b) (i) such Investor shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (ii) if reasonably requested by the Company, such Investor shall have furnished the Company with an opinion of counsel reasonably satisfactory to the Company that such disposition will not require registration of such shares under the Act
SECTION 4
COVENANTS OF THE COMPANY
The Company hereby agrees as follows:
     4.1 Security Interest. To secure the prompt payment to Investors of the Notes, Company hereby agrees to assign, pledge and grant to Investors a continuing security interest in and Lien upon all of the Company’s assets, subject to any prior existing Liens. At any time and from time to time, upon the written request of Investors and at the sole expense of Company, Company agrees to promptly and duly execute and deliver any and all such instruments and documents, including the filing of an UCC-1 statement, and take such further action as Investors may request (a) to obtain the full benefits of the security interest granted under this Section 4.1, (b) to protect, preserve and maintain Investors’ rights in all of the Company’s assets, and/or (c) to enable Investors to exercise all or any of the rights and powers herein granted or any Ancillary Agreement. .
SECTION 5
MISCELLANEOUS
     5.1 Survival of Representations, Warranties and Covenants. The warranties, representations and covenants of the Investors contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and all Closings and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Investors or the Company.
     5.2 Successors and Assigns. Except as otherwise provided therein, the terms and conditions of this Agreement and the other Transaction Documents shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any Securities); provided, however, that the Company may not assign or transfer its rights or obligations hereunder or under the other Transaction Documents without the prior written consent of all Investors. The Securities shall be freely, transferable upon obtaining the prior written consent of the Company and subject to compliance with applicable securities laws and Section 3. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.
     5.3 Governing Law; Dispute Resolution. This Agreement is to be construed in accordance with and governed by the laws of the State of California To the fullest extent permitted by law, any and all controversies or claims arising out of or relating to this Agreement, or the breach thereof, shall be settled by final and binding arbitration in Los Angeles, California, administered by the American Arbitration Association in accordance with its rules and judgment by one arbitrator selected in accordance with said rules. The arbitrator shall prepare a written decision containing the essential findings and conclusions on which the award is based so as to ensure meaningful judicial review of the decision. The arbitrator shall apply the substantive law of the State of California, with the same statutes of limitation and the same remedies that would apply if the claims were brought in a court of law.
     5.4 Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
     5.5 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.
     5.6 Notices. Except as may be otherwise provided herein, all notices, requests, waivers and other communications made pursuant to this Agreement shall be in writing and shall be conclusively deemed to have been duly given (a) when hand delivered to the other party; (b) when sent by facsimile to the number set forth below if sent between 8:00 a.m. and 5:00 p.m. recipient’s local time on a Business Day, or on the next Business Day if sent by facsimile to the number set forth below if sent other than between 8:00 a.m. and 5:00 p.m. recipient’s local time on a Business Day; (c) three Business Days after deposit in the U.S. mail with first class or certified mail receipt requested postage prepaid and addressed to the other party at the address set forth below; or (d) the next Business Day after deposit with a national overnight delivery service, postage prepaid, addressed to the parties as set forth below with next Business Day delivery guaranteed, provided that the sending party receives a confirmation of delivery from the delivery service provider. Each Person making a communication hereunder by facsimile shall promptly confirm by telephone to the Person to whom such communication was addressed each communication made by it by facsimile pursuant hereto but the absence of such confirmation shall not affect the validity of any such communication. A party may change or supplement the addresses given above, or designate additional addresses, for purposes of this Section 5.6 by giving the other party written notice of the new address in the manner set forth above.
     5.7 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only if such amendment, modification or waiver is in writing and only with the written consent of the Company and all the Investors. Any amendment or waiver effected in accordance with this section shall be binding upon each holder of any Securities acquired under this Agreement at the time outstanding (including securities into which such Securities are convertible), each future holder of all such Securities, and the Company.
     5.8 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.
     5.9 Corporate Securities Law. THE SALE OF THE SECURITIES THAT ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO SUCH QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SECURITIES IS EXEMPT FROM QUALIFICATION BY SECTION 25100, 25102 OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED, UNLESS THE SALE IS SO EXEMPT.
     5.10 Interpretation. In this Agreement and the other Transaction Documents, except to the extent the context otherwise requires: (i) any reference in this Agreement or other Transaction Document to a Section, a Schedule or an Exhibit is a reference to a Section thereof, a schedule thereto or an exhibit thereto, respectively, and to a subsection thereof or a clause thereof is, unless otherwise stated, a reference to a subsection or a clause of the Section or subsection in which the reference appears; (ii) the words “hereof,” “herein,” “hereto,” “hereunder” and the like mean and refer to this Agreement or other Transaction Document as a whole and not merely to the specific Section, subsection, paragraph or clause in which the respective word appears; (iii) the meaning of defined terms shall be equally applicable to both the singular and plural forms of the terms defined; (iv) references to agreements and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto; (v) references to statutes or regulations are to be construed as including all statutory and regulatory provisions consolidating, amending or replacing the statute or regulation referred to; and (vi) the captions and headings are for convenience of reference only and shall not affect the construction of this Agreement or other Transaction Document.
     5.11 Further Assurances. Each party agrees to cooperate fully with the other parties and to execute such further instruments, documents and agreements and to give such further written assurance as may be reasonably requested by any other party to evidence and reflect the transactions described in this Agreement and the other Transaction Documents and contemplated hereby and thereby and to carry into effect the intents and purposes of this Agreement and the other Transaction Documents.
     5.12 Independent Nature of Investors. The obligations of each Investor under any Transaction Document are several and not joint with the obligations of any other Investor, and no Investor shall be responsible in any way for the performance of the obligations of any other Investor under any Transaction Document. Each Investor shall be responsible only for its own representations, warranties, agreements and covenants hereunder. The decision of each Investor to purchase Securities pursuant to this Agreement has been made by such Investor independently of any other Investor and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Company or any of its Subsidiaries which may have been made or given by any other Investor or by any agent or employee of any other Investor, and no Investor or any of its agents or employees shall have any liability to any other Investor (or any other person) relating to or arising from any such information, materials, statements or opinions. Nothing contained herein or in any other Transaction Document, and no action taken by any Investor pursuant hereto or thereto, shall be deemed to constitute the Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Except as otherwise provided in any Transaction Document, each Investor shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Investor to be joined as an additional party in any proceeding for such purpose.
     5.13 Entire Agreement. This Agreement and the documents referred to herein constitute the entire agreement among the parties with respect to the subject matter hereof and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein.
* * *

     IN WITNESS WHEREOF, the parties have executed this Note and Warrant Purchase Agreement as of the date first above written.

COMPANY: CHAD Therapeutics, Inc.
By:	/s/ Tracy Kern
Name:	Tracy Kern
Title:	Chief Financial Officer

Address: Chad Therapeutics, Inc. 21622 Plummer Street Chatsworth, CA 91311 Facsimile: (818) 882-1809

INVESTORS:
By:	/s/ Earl L. Yager
Name:	Earl L. Yager

By:	/s/ Thomas E. Jones
Name:	Thomas E. Jones

EXHIBIT A
SCHEDULE OF INVESTORS
EXHIBIT B
PROMISSORY NOTE
EXHIBIT C
WARRANT TO PURCHASE COMMON STOCK